Calculation of Filing Fee Tables
S-8
REDWOOD TRUST INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	250,000	$ 6.92	$ 1,730,000.00	0.0001476	$ 255.35
Total Offering Amounts:						$ 1,730,000.00		$ 255.35
Total Fee Offsets:								$ 255.35
Net Fee Due:								$ 0.00
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.01 ("Common Stock"), of Redwood Trust, Inc. (the "Registrant") that become issuable under the 2002 Redwood Trust, Inc. Employee Stock Purchase Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. (2) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The maximum price per share and maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 6, 2024, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Redwood Trust, Inc.	S-3	333-263301	03/04/2022		$ 255.35	Unallocated (Universal) Shelf			$ 4,825,005,547.00
Fee Offset Sources		SEQUOIA RESIDENTIAL FUNDING INC	S-3	333-185882-01		03/21/2013						$ 612,810.65
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On March 4, 2022, the Registrant filed a Registration Statement on Form S-3 (Registration No. 333-263301) and, in accordance with Rules 456(b) and 457(r) under the Securities Act, deferred payment of the entire registration fee, except for $658,130 of unused filing fees (the "Unused Filing Fees") previously paid with respect to unsold securities having an aggregate initial offering price of $4,825,005,547 in connection with the filing of Registration Statement on Form S-3 (Registration No. 333-185882-01), which was initially filed by Sequoia Residential Funding, Inc. and Sequoia Mortgage Funding Corporation on January 4, 2013, and Registration Statement on Form S-3 (Registration No. 333-189370), which was initially filed by Sequoia Residential Funding, Inc. and Sequoia Mortgage Funding Corporation on June 14, 2013. Offerings under these prior registration statements were completed and the registration statements expired. Pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees were to be applied to fees payable pursuant to Registration Statement on Form SF-3 (Registration No. 333-211339), which was initially filed by Sequoia Residential Funding, Inc. on May 13, 2016. No offerings under this prior registration statement were completed and the registration statement expired. Pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees were to be applied to fees payable pursuant to Registration Statement on Form S-3 (Registration No. 333-231338), initially filed by Redwood Trust, Inc. on May 9, 2019 and amended on March 12, 2021. Offerings under this prior registration statement were completed and, pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees will be applied to the fees payable pursuant to this Registration Statement. On March 4, 2022, January 12, 2023, January 19, 2024 and June 14, 2024, the Registrant filed prospectus supplements related to the Registration Statement on Form S-3 (Registration No. 333-263301) and offset filing fees then due by $13,798, $8,237.45, $8,856 and $14,427.90, respectively. As a result, a filing fee offset of $612,810.65 remains available to offset the current filing fee. The Registrant is offsetting the filing fee due under this Registration Statement by $255.35, with $612,555.30 remaining to be applied to future filings from this fee offset source.